Exhibit 4.5(a)
Master Transaction Agreement
This Master Transaction Agreement ("Agreement") dated this  December, 22, 2008, is entered into between  EquiTrust Life Insurance Co.  ("Member"), with principal offices at 5400 University, WDM, IA  and the Federal Home Loan Bank of Des Moines ("Bank") with principal offices in Des Moines, Iowa.

Article 1
Deposit Accounts

1.1 Deposit Accounts. The Bank may establish one or more deposit accounts with such maturities and bearing such interest as the Bank and the Member may agree from time to time.

1.2 Charges to Member's Account. The Bank, so long as it acts in good faith and with ordinary care may charge Member's deposit account(s) for: (1) any regulatory assessment if directed to do so by the Member's primary regulator; and (2) amounts due the Bank arising in connection with services performed by the Bank on behalf of the Member.

1.3 Security Interest. Member hereby grants to Bank a security interest in all deposit accounts in order to secure any and all obligations of the Member now or hereafter existing. Member authorizes the Bank to exercise all rights and remedies available to secured creditors in the event of default on any obligation including, but not limited to, the right to set off any deposits against any obligation.

1.4 Overdrafts. If an overdraft occurs in the Member's account then the Bank may, at its option, charge a fee to the Member's deposit account.

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Article 2
Payment Orders

2.1 Authority

A.  The Member authorizes the Bank to execute payment orders transferring funds from or to any deposit account now or hereafter maintained by Member with the Bank to or from any account of the Member or any third party, whether such account is maintained at the Bank or any other financial institution upon the Bank's receipt of instructions, from any of the Member's authorized officers, employees or agents or any person purporting to be one of such officers, employees or agents. Whenever the term 'instructions' is used in this Article it refers to instructions received by any means, including but not limited to, written, electronic, oral, telephonic or facsimile. If the Bank assigns a confidential code word, password, or number to the Member as part of a security procedure to verify the authenticity of payment orders, the Bank is hereby authorized to accept such payment order upon receipt of instructions containing such confidential code word, password, or number.

B.  The Member further authorizes the Bank to act upon such other instructions relating to payment orders, including cancellation or amendment, which the Bank receives from any of the Member's authorized officers, employees or agents. If the Bank assigns a confidential code word, password, or number to the Member as part of a security procedure to verify the authenticity of payment orders or other instructions relating to payment orders, including cancellation or amendment, the Bank is hereby authorized to accept, cancel, or amend such payment order upon receipt of instructions containing such confidential code word, password, or number.

2.2 Security Procedures

A.  The Bank may assign to Member and its authorized officers, employees, and agents a confidential code word, password, or number as part of a security procedure to verify the authenticity of payment orders or other instructions relating to payment orders, including cancellation or amendment. Any security procedure offered by the Bank shall be offered for the purpose of verifying the authenticity of a payment order or instructions canceling, or amending a payment order and shall not be offered for the purpose of detecting an error in the transmission or the content of the payment order.

B.  IF THE MEMBER FAILS OR REFUSES TO USE A SECURITY PROCEDURE OFFERED BY THE BANK, THE MEMBER AGREES THAT THE SECURITY PROCEDURE CHOSEN BY THE MEMBER IS COMMERCIALLY REASONABLE AND FURTHER AGREES TO BE BOUND BY ANY PAYMENT ORDER, WHETHER OR NOT AUTHORIZED, WHICH IS ISSUED IN ITS NAME AND ACCEPTED BY THE BANK.

C.  The Member is responsible for safeguarding any such confidential code word, password, or number and limiting access to the code word, password, or number to authorized officers, employees, or agents and shall report any breach of confidentiality promptly to the Bank.

D.  Following the receipt of a payment order, the Bank reserves the right, in its sole discretion, to verify or authenticate any payment order or other related instruction by subsequent telephone calls to an authorized officer, employee, or agent of the Member or by any other means which the Bank may deem appropriate, but its failure to verify or authenticate any such payment order or instruction shall not be evidence of any failure to exercise reasonable care or good faith. The Bank shall not be liable if it rejects a payment order or performs any related act if the Bank in good faith is unable to satisfy itself that the instruction is given by an authorized officer, employee or agent.

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 2.3 Other Rules, Policies and Procedures

A.  From time to time the Bank may establish fees, rules, policies, and procedures regarding payment orders, including establishing a part of a business day during which it is open for the receipt, processing, and transmittal of payment orders or other instructions relating to payment orders, including cancellation or amendment. The Bank shall notify the Member from time to time of such fees, rules, policies, and procedures and the Member shall be bound by such fees, rules, policies, and procedures.

B.  The Bank may reject or impose conditions that must be satisfied before it will accept a payment order for any reason. If the Bank, in its capacity as a receiving or beneficiary's bank, rejects a payment order, the Bank shall notify the Member, orally, electronically, or in writing, that the Bank is rejecting or has rejected, or will not pay or accept, a payment order. The Bank shall not be liable for any damages due to its rejection of any payment order.

C.  The Bank may rely on the number in a payment order that identifies an intermediary bank or beneficiary's bank, even if it identifies a bank different from the bank identified by name in the payment order, if the Bank does not know of such an inconsistency in identification. The Bank may rely on the number in a payment order that identifies the beneficiary, even if it identifies a person or entity different from the person or entity identified by name in the payment order, if the Bank does not know of such an inconsistency in identification. The Bank has no duty to detect any such inconsistency.

D.  If the Member is the sender of a payment order, the Member authorizes the Bank to obtain payment for such payment order by debiting the amount of the payment order from any of the Member's deposit accounts with the Bank. The Bank shall be under no obligation to execute any payment order unless the Member has on deposit with the Bank collected funds sufficient to cover such payment order.

E.  Upon accepting a payment order in its capacity as a receiving bank, the Bank shall transmit, mail or deliver to the Member a confirmation or periodic statement stating the date and amount of the payment order accepted and the account to which funds were transferred. Not more than 3 calendar days after the receipt of such confirmation or periodic statement, the Member will cause it to be examined and will immediately notify the Bank of any unauthorized or erroneously executed payment order. MEMBER'S FAILURE AFTER RECEIPT OF SUCH ADVICE TO PROMPTLY REPORT ANY UNAUTHORIZED OR ERRONEOUSLY EXECUTED PAYMENT ORDER SHALL RELIEVE THE BANK OF ITS LIABILITY TO PAY INTEREST ON ANY REFUNDABLE AMOUNTS WITH RESPECT THERETO.

F.  If the Bank, in its capacity as a beneficiary's bank, accepts a payment order for the Member, payment occurs at the first to occur of: the Bank credits the amount of the payment order to the Member's account, the Bank notifies the Member that the Bank has credited the Member's account, or the Bank lawfully applies the credit to a debt of the Member. If the Bank, in its capacity as a beneficiary's bank, accepts a payment order for the Member, regardless of whether the payment order instructs payment to an account of the Member, the Bank may, but is not required to, provide notice of such acceptance to the Member.

G.  If the Bank receives a cancellation or amendment of a payment order after the Bank has already executed the payment order, the Bank may, but is not required to, attempt to recover the funds from the beneficiary using whatever steps it deems reasonable, provided, however, that if the Bank attempts to recover the funds, it need not pursue the claim beyond normal commercial steps and may require the Member to pursue its own claim at any time. The Bank makes no representation or warranty as to its ability to cancel, or amend a payment order once accepted or executed.

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H.  The Bank will provide the Member with such additional information with respect to payment orders as the Member, through its authorized officers, employees, or agents, may reasonably request. However, the Bank and its agents shall have no obligation to trace any payment order issued by the Member or acquire proof that any payment order issued by the Member to any account designated by number is, in fact, credited to the name of the desired beneficiary.

2.4 Limitations of Liability and Indemnification

A.  The Bank shall not be liable for any payment order made or for any other act performed by the Bank relating to such payment order nor any damages or losses arising there from, if such payment order or act is made by an officer, agent, or employee of the Bank pursuant to instructions, written, electronic, or oral (including telephonic or facsimile), which such officer or employee reasonably and in good faith believes to be that of Member's authorized officer, employee or agent. Authority to issue a payment order and to issue other directions and instructions shall be conclusively presumed if the person making the request uses the confidential code word, password, or number assigned to the Member. The Bank's own records evidencing that the person making the payment order utilized the proper confidential code word, password, or number shall be conclusive proof that the person was authorized and that the payment order was properly issued in the amounts indicated in such records.

B.  The Bank shall not be liable for any error, discrepancy, or delay on the part of the intermediary bank, funds transfer system, or agent used by the Bank in the transmission of any payment order, the cancellation, or amendment of any payment order, or related act.

C.  IN NO EVENT SHALL THE BANK BE LIABLE FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, OR ATTORNEY'S FEES IN CONNECTION WITH THE BANK'S ACCEPTANCE, REJECTION, OR HANDLING OF PAYMENT ORDERS.

D.  Any interest which the Bank is required to pay to the Member shall be limited to the interest computed by multiplying the Bank's overnight deposit rate by the amount on which interest is payable and then multiplying the product by the actual number of days for which interest is payable divided by 360.

E.  If the Member amends or cancels any payment order or any instructions for a payment, the Member shall indemnify and hold the Bank harmless for any costs, expenses, damages and liabilities, including attorneys' fees, which the Bank may incur as a result of the cancellation or amendment or in attempting to effect such recovery of funds.

F.  The Member consents to tape recordings by the Bank. Of telephone instructions of payment orders and related acts with respect thereto, but the Bank's failure to so record shall not be deemed a failure to exercise reasonable care or good faith. The Member shall indemnify and hold harmless the Bank against any costs, expenses, damages and liabilities, including attorneys' fees that the Bank may incur as a result of such recording or use thereof.

Article 3
Securities Safekeeping

3.1 Securities Safekeeping Accounts. The Bank may from time to time establish one or more book-entry accounts on behalf of the Member to which the Bank may from time to time credit securities. The Bank shall not itself hold any security hereunder. The Member authorizes the Bank to utilize any other securities intermediary, the Treasury/Reserve Automated Debt Entry System maintained by the Federal Reserve Banks, or the Depository Trust Company and any other clearing corporation to the extent possible in

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connection with its performance hereunder. The terms "securities," "securities intermediary," and "clearing corporation" shall have the meaning given to them in Section 8-102 of the Uniform Commercial Code as adopted in Iowa.

3.2 Responsibilities. With respect to all securities held in the Member's account, the Bank shall, unless otherwise instructed to the contrary:

A.  Receive all income and other payments and advise the Member as promptly as practicable of any such amounts due but not paid;

B.  Present for payment and receive the amount paid upon all securities which may mature and advise the Member as promptly as practicable of any such amounts due but not paid;

C.  Forward to the Member copies of all information or documents that it may receive from an issuer of securities which, in the opinion of Custodian, are intended for the beneficial owner of securities; and

D.  Execute, as agent, any certificates of ownership, affidavits, declarations or other certificates under any tax laws now or hereafter in effect in connection with the collection of bond and note coupons.

3.3 Authorization. The Member authorizes the Bank to follow entitlement orders, as such term is defined in Section 8-102 of the Uniform Commercial Code as adopted in Iowa, transferring securities to or from any securities safekeeping account(s) now or hereafter maintained by Member with the Bank from or to any other account of the Member or any third party, whether such account is maintained at the Bank or any other securities intermediary, upon the Bank's receipt of entitlement orders of any of the Member's authorized officers, employees or agents or any person purporting to be one of such officers, employees or agents.

3.4 Rules, Policies and Procedures

A.  From time to time, the Bank may establish fees, rules, policies, and procedures regarding securities safekeeping, including establishing a part of a business day during which it is open for the receipt and processing of entitlement orders. The Bank shall notify the Member from time to time of such fees, rules, policies, and procedures and the Member shall be bound by such fees, rules, policies, and procedures.

B.  If the Bank receives a cancellation or amendment of an entitlement order after the Bank has already executed the entitlement order, the Bank may, but is not required to, attempt to recover the securities using whatever steps it deems reasonable, provided, however, that if the Bank attempts to recover the securities, it need not pursue the claim beyond normal commercial steps and may require the Member to pursue its own claim at any time. The Bank makes no representation or warranty as to its ability to cancel, or amend an entitlement order once accepted or executed.

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C.  The Bank shall credit all cash proceeds received by the Bank arising as a result of entitlement orders for securities held hereunder or payments on such securities to the Member's deposit account(s). The Bank shall charge the Member's deposit account(s) for all costs, expenses, and fees arising as a result of any entitlement orders for securities held hereunder. The Bank may refuse to honor any entitlement order if the collected balances in the Member's deposit account(s) are insufficient to cover such costs, expenses, and fees.

D.  The Bank, from time to time, shall transmit, mail, or deliver to the Member a confirmation or periodic statement stating the date of any entitlement order affected by the Bank or received by the Bank with respect to securities held and securities transactions taken hereunder. Not more than three (3) calendar days after the receipt of such confirmation or periodic statement, the Member will cause it to be examined and will immediately notify the Bank of any unauthorized or erroneously executed entitlement order. MEMBER'S FAILURE AFTER RECEIPT OF SUCH CONFIRMATION OR STATEMENT TO PROMPTLY REPORT ANY UNAUTHORIZED OR ERRONEOUSLY EXECUTED ENTITLEMENT ORDER SHALL CONSTITUTE ACCEPTANCE OF AND AGREEMENT WITH SUCH CONFIRMATION OR STATEMENT BY MEMBER.

E.  The Bank will provide the Member with such additional information with respect to entitlement orders as the Member, through its authorized officers, employees, or agents, may reasonably request.

3.5 Limitations of Liability and Indemnification

A.  From time to time, the Bank may provide valuation information to the Member regarding securities held hereunder. The Bank makes no warranties, either express or implied, as to the authenticity of the information provided. The Bank provides this information solely as a service to the Member and such information shall not in any manner be construed as advice concerning any securities transaction. The Member is responsible for making all decisions with regard to entitlement orders and transactions hereunder.

B.  The Bank shall have no duty of inquiry or otherwise with respect to the nature or ownership of any securities held, acquired, or transferred hereunder or with respect to the authority of Member under federal or state law or regulations to undertake any securities transactions, nor shall the Bank be deemed to have made any determination as to the propriety of any securities transaction effected pursuant to the instructions of Member. The Member acknowledges and agrees that the Bank does not offer any investment advice with respect to securities transactions hereunder.

C.  The Bank agrees to exercise reasonable care in actions taken by the Bank with respect to Member's securities; provided, however, that the Bank shall not be liable to Member or to third parties for any loss or damage suffered by Member or such third parties arising from causes beyond the control of the Bank, including without limitation acts or omissions of any securities intermediary that has physical custody of securities. The Bank shall be responsible only for those duties expressly set forth in this Agreement and, without limiting the foregoing, the Bank shall have no duty or responsibility:

(1) to supervise the investment of, or make recommendations with respect to, the purchase, retention, or sale of securities or other property relating to this Agreement;

(2) with respect to any security as to which a default in the payment of principal or interest has occurred, to give notice of default, make demand for payment, or take any other action with respect to such default;

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(3) for any act or omission, or for the insolvency or notice to the Bank of the insolvency, of any broker or agent that is selected by the Bank (in the absence of gross negligence or willful misconduct by the Bank in such selection) or by Member or any other person to effect any transaction pursuant to this Agreement;

(4) to evaluate or to report to Member regarding the financial condition of any party to which the Bank delivers or makes arrangements for the delivery of securities or payment pursuant to this Agreement; or

(5) for any loss occasioned by delay in the actual receipt of notice by the Bank of any payment, redemption, or other transaction regarding securities or property held pursuant to this Agreement in respect to which the Bank is authorized to take some action.

D.  If Member, any broker, dealer, or other third party cancels or fails to follow instructions or entitlement orders for a trade or other related act (including the failure to purchase or deliver the security at the stated price to the Bank), Member shall indemnify and hold the Bank harmless for all expenses, costs, fees, including attorney's fees and court costs, or other liability incurred by the Bank. Member agrees that if it fails to deliver securities to the Bank for transfer on behalf of Member pursuant to previous entitlement orders, the Bank may charge Member's deposit account in the amount reasonably necessary for the Bank to purchase an equivalent amount of such securities for transfer. The Bank shall not be liable for any market loss or gain relating to the delay or failure to purchase or transfer a security.

E.  As between Member and the Bank, Member shall bear all losses arising from any actions taken with respect to securities pursuant to this Agreement where an act or omission, whether or not authorized, of an officer, employee or agent of Member contributed to such losses, and Member shall bear all losses arising from any action taken with respect to securities pursuant to this Agreement where the Bank has acted on the basis of unauthorized instruction, unless the Bank had actual knowledge that the instructions were unauthorized.

F.  The Member consents to tape recordings by the Bank of telephone instructions of entitlement orders and related acts with respect thereto, but the Bank's failure to so record shall not be deemed a failure to exercise reasonable care or good faith. The Member agrees to indemnify and hold harmless the Bank against any costs, expenses, damages and liabilities, including attorneys' fees that the Bank may incur as a result of such recording or use thereof.

Article 4
Letters of Credit

4.1 Applications. An authorized officer, employee, or agent of the Member may apply, in such form as the Bank may specify from time to time, for a letter of credit. Nothing contained in this Agreement or the policies and procedures currently set forth in the Bank's Member Products and Services Policy, as amended, superseded or replaced by the Bank's Board of Directors from time to time, and the Bank's Credit and Collateral Procedures, as amended, superseded or replaced by the Bank's management from time to time (collectively referred to herein as the "Member Policies and Procedures") shall be construed as an agreement or commitment by the Bank to grant any letter of credit hereunder. The Bank expressly reserves its right and power, in its sole discretion, to either issue or refuse to issue any letter of credit in any form that the Bank determines from time to time.

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4.2 Honoring Draws. The Bank shall honor and pay each and every request for payment made under and in compliance with any letter of credit, even if submitted or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for benefit of creditors, liquidators, receiver, agent, attorney in fact or other representative of any beneficiary or of any successor or assign approved in writing by the Bank. The Bank's sole obligation to the Member is limited to honoring requests for payment made under and in compliance with any letter of credit issued hereunder even though: (i) the Bank may have prepared the letter of credit or any other document required to be presented thereunder; and (ii) the Bank may otherwise be aware of facts concerning the transaction which gives rise to the letter of credit. The Bank has no duty to inquire into the existence of any disputes or controversies between the Member, any beneficiary, or any person or firm or their respective rights, duties, or liabilities or whether any fact or event referred to in any document presented under the letter of credit is true and correct.

The Bank shall not be responsible for and the Bank's obligations under a letter of credit shall not be affected by:

A.  The use which may be made of any letter of credit or any act or omission of any beneficiary or permitted assignee of any letter of credit;

B.  The validity, sufficiency, genuineness or collectability of any drafts, certificates, instruments, notices of default or other documents, including endorsements or signatures thereon;

C.  Any breach of contract between the Member and any third party;

D.  Compliance with or circumstances resulting from the existence or exercise of applicable laws, regulations or restrictions by any government or any group asserting or exercising de facto or de jure governmental powers; and

E.  Any event, fact or condition beyond the control of the Bank.

4.3 Reimbursement. The Member agrees that any amount paid by the Bank under and in compliance with any letter of credit shall become immediately due and payable by the Member and Member shall immediately reimburse the Bank for such amount. The Member hereby authorizes the Bank to debit the Member's deposit account(s) with the Bank for all amounts due and payable to the Bank. If the amount in the deposit account(s) is, at any time, insufficient to pay such due and payable amounts, the Bank may, without notice to the Member, apply any other funds or assets then in the possession of the Bank to the payment of such amounts. The Member may apply to the Bank for an advance under the security agreement existing between the Bank and the Member in order to repay all amounts paid by the Bank under and in compliance with any letter of credit and that are due and payable to the Bank. Nothing contained in this Agreement, the security agreement existing between the Bank and the Member, or the Member Policies and Procedures shall be construed as an agreement or commitment by the Bank to grant any advance. The Bank expressly reserves its right and power to either grant or deny in its sole discretion any advance.

4.4 Collateral and Security Interest. The Member agrees that any and all letters of credit issued by the Bank on behalf of the Member shall be secured in accordance with all the terms and provisions of the security agreement existing between the Bank and the Member as if such letter of credit were an advance granted under such security agreement. The Member further agrees that any and all amounts due and payable to the Bank under this Agreement shall be secured in accordance with all the terms and provisions of the security agreement existing between the Bank and the Member as if such amounts were advances granted under such security agreement.
4.5 Fees and Other Charges. The Member agrees to pay the Bank on demand any and all fees or charges established by the Bank from time to time for the issuance of a letter of credit or for honoring any draw made by a beneficiary under a letter of credit and any and all fees, charges, and expenses, including but not limited to attorneys' fees paid or incurred by the Bank in connection with the enforcement of this Agreement.

Article 5
General

5.1 Change in Authorization. The Bank shall be promptly notified in writing in such form or forms as the Bank may specify from time to time by the Secretary or any officer of the Member of any change in authorized officers, employees, and agents. Until the Bank has actually received such notice in writing, it shall be indemnified and saved harmless from any loss suffered or liability incurred by it in continuing to act in reliance on the authority of such previously authorized officer, employee, or agent.

5.2 Termination of Agreement. This Agreement may be terminated by either party after giving the other party five (5) days written notice; provided, however, that the terms of this Agreement shall continue to govern any deposit account, payment order, security safekeeping or letter of credit that remains outstanding following termination of this Agreement.

5.3 Applicable Law. This Agreement is governed by the Federal Home Loan Bank Act, Rules and Regulations of the Federal Housing Finance Board (FHFB), and policies, guidelines and directives of the FHFB, and the Member Policies and Procedures, and to the extent applicable and not inconsistent therewith, the laws of the State of Iowa. If any portion of this Agreement conflicts with applicable law, such conflict shall not affect any other provision of this Agreement that can be given effect without the conflicting provision, and to this end the provisions of this Agreement are severable.

5.4 Indemnification. Member agrees to defend, indemnify and hold harmless the Bank and the Bank's correspondents, agents and subagents, assignees, and participants from and against any and all demands, actions, claims, losses, perils, liabilities, and expenses including attorneys' fees and expenses, not involving the Bank's bad faith, resulting from or incurred, suffered, or paid by any of them in connection with this Agreement.

5.5 Agreement Constitutes Entire Agreement. Except as. set forth in this paragraph, this Agreement, together with any related applications and agreements, embodies the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes all prior agreements between such parties that relate to that subject matter. Letters of credit issued by the Bank to the Member prior to the execution of this Agreement shall continue to be governed exclusively by the terms of the prior agreements pursuant to which such letters of credit were issued, except that (i) any default thereunder shall constitute default hereunder, (ii) collateral furnished as security hereunder shall also secure such prior letter of credit and (iii) the rights and obligations with respect to such collateral shall be governed by the terms of this Agreement.

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5.6 No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise of any right, power, or privilege or the exercise of any other right, power or privilege. No waiver by the Bank of any event of default shall be in effect unless in writing and signed by an authorized officer of the Bank, and no such waiver shall be deemed a waiver of a subsequent event of default or be deemed to be a continuing waiver. No course of dealing between Member and the Bank or its agents or employees shall be effective to change, modify or discharge any provision of this Agreement or to constitute a waiver of any default.

5.7 Severability. If any provision of this Agreement is held invalid or unenforceable to any extent or in any application, the remainder of this Agreement or the application of such provision to different persons or circumstances or in different jurisdictions shall not be affected thereby.

5.8 Successors and Assigns. This Agreement shall be binding upon each of the parties, successors and permitted assigns. The Member may not assign any obligation hereunder without the prior written consent of the Bank. The Bank may assign any or all of its rights and obligations hereunder or with respect to any advance or other indebtedness to any other party.

5.9 Events of Default. The following occurrences shall be events of default:

A.  Any event of default as defined in the security agreement existing between the Bank and the Member;

B.  The failure of the Member to pay any amount due hereunder or to provide collateral as required hereunder; and

C.  The breach by the Member of any representation, warranty, covenant or information furnished by the Member hereunder or the failure of any representation, warranty, covenant or information furnished by the Member in any context to be and remain true, correct and complete.

5.10 Remedies. Upon the occurrence of an event of default the Bank shall have all the rights and remedies as provided for in an event of default under the security agreement existing between the Bank and the Member and shall have all other rights and remedies available at law or in equity to secure, collect, enforce, or satisfy the Member's obligations to the Bank hereunder. All rights and remedies of the Bank hereunder are cumulative of each and every other right or remedy which the Bank may otherwise have at law or in equity or under any contract or other writing for the enforcement of the security interest granted to the Bank or the collection of any amount due hereunder.

5.11 Member's Representations, Warranties and Covenants. Member represents, warrants and covenants to the Bank that the following are and shall remain true, complete and correct at all times until the termination of this Agreement:

A.  This Agreement has been duly and validly executed and delivered by the Member and its execution, delivery, and performance have been authorized by all necessary corporate actions;

B.  Neither this Agreement, nor any letter of credit, nor any transaction to which this Agreement relates violates any law or regulation applicable to the Member or any supervisory or consent agreement with any regulatory body;

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C.  The Member has duly entered into a security agreement with the Bank and the same is currently in full force and effect and the Member maintains sufficient qualifying collateral to fully secure any and all letters of credit issued and outstanding hereunder in accordance with the terms and conditions of such security agreement; and

D.  The Member agrees to maintain one or more deposit accounts with the Bank at all times during which a letter of credit issued hereunder remains outstanding.

E.  The person signing this document on behalf of the Member represents that its execution was authorized by appropriate action of the Board of Directors of the Member and that such action is duly reflected in the records of the Member.

EquiTrust Life Ins. Co.
(Full Corporate Name of Customer)

By:	/s/

Title:	VP Investments

Date:	12-22-08

FEDERAL HOME LOAN BANK OF DES MOINES

By:	/s/

Title:	MFS Mgr.

Date:	12-24-08

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MEMBER REPRESENTATIONS AND WARRANTIES

In accordance with the Advances, Pledge and Security Agreement (as such document may be amended from time to time) between the undersigned Member and the Federal Home Loan Bank of Des Moines (Bank), the Member hereby certifies as follows:

(1) it understands and complies with the Bank's Anti-Predatory Lending (APL) Policy and with all applicable local, state and federal APL laws and other similar credit-related consumer protection laws, regulations and orders designed to prevent or regulate abusive and deceptive lending practices and loan terms (collectively, APL laws);

(2) it will maintain qualifying collateral; and

(3) it will substitute eligible collateral for any residential mortgage loans and securities backed by residential mortgage loans pledged to the Bank as collateral (Residential Mortgage Collateral) that does not comply in all material respects with all applicable APL laws or the Bank's APL Policy. .

The Member agrees to indemnify, defend and hold the Bank harmless from and against all losses, damages, claims, actions, causes of action, liabilities, obligations, judgments, penalties, fines, forfeitures, costs and expenses, including, without limitation, legal fees and expenses, that result from the pledge of any Residential Mortgage Collateral that does not comply in all material respects with applicable APL laws or with the Bank's APL Policy.

All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Advances, Pledge and Security Agreement.

Member Name:	EquiTrust Life Insurance Company

Member City/State:	West Des Moines, Iowa

Signed:	/s/

Print Name:	Charles T. Happel

Title:	VP - Investments
Authorized Officer

Dated:	12-22-08

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